Exhibit 99.02

Notice of Guaranteed Delivery

Offer to Exchange

6.25% Senior Notes due 2024, which have been registered under the
Securities Act of 1933, as amended,
for any and all outstanding 6.25% Senior Notes due 2024
144A Notes (CUSIP 629377 BX9 and ISIN US629377BX92)
Regulation S Notes (CUSIP U66962 AL2 and ISIN USU66962AL21)

of

NRG Energy, Inc.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                            , 2015 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY NRG ENERGY, INC. IN ITS SOLE DISCRETION.

The Exchange Agent for the Exchange Offer is:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, EXCHANGE AGENT

By Registered or Certified Mail or Overnight Carrier:	Facsimile Transmission: (for eligible institutions only)	By Hand Delivery:
Law Debenture Trust Company of New York 400 Madison Avenue, 4th Floor New York, New York 10017 Attention: Corporate Trust Department	(212) 750-1361	Law Debenture Trust Company of New York 400 Madison Avenue, 4th Floor New York, New York 10017 Attention: Corporate Trust Department
Confirm by Telephone: (212) 750-6474

For any questions regarding this Notice of Guaranteed Delivery or for any additional information, you may contact the Exchange Agent by telephone at (212) 750-6474.

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

Registered holders of outstanding 6.25% Senior Notes due 2024 (together with the guarantees thereof, the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of 6.25% Senior Notes due 2024 (together with the guarantees thereof, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto to tender Old Notes pursuant to the Exchange Offer (as defined below) if: (1) their Old Notes are not immediately available or (2) they cannot deliver their Old Notes (or a confirmation of book-entry transfer of Old Notes into the applicable account of the Exchange Agent at The Depository Trust Company), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or (3) they cannot complete the procedure for book-entry transfer on a timely basis.  This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent.  See “Exchange Offer—Guaranteed delivery procedures” in the prospectus dated                           , 2014 (the “Prospectus”), which together with the related Letter of Transmittal constitutes the “Exchange Offer” of NRG Energy, Inc.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

The undersigned hereby tenders the Old Notes listed below:

Certificate Number(s) (If Known) of Old Notes or if Old Notes will be Delivered by Book-Entry Transfer at The Depositary Trust Company, Insert Account No.	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

*    Must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:	Date:

Address:

Area Code and Telephone No.:

Name(s) of Registered Holder(s):

This Notice of Guaranteed Delivery must be signed by the registered holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es):

Name(s):

Capacity:

Address(es):

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE
(Not To Be Used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “Exchange Offer—Guaranteed delivery procedures”), and that the Exchange Agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the applicable exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal, or a properly transmitted agent’s message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the Exchange Agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:
(Zip Code)

Area Code and Telephone Number:

Dated: